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                                                             Exhibit 99


                            [letterhead RBG & Co.]






                       INDEPENDENT AUDITORS' REPORT


Board of Directors
Equality Mortgage Corporation
St. Louis, Missouri


We have audited the accompanying balance sheet of Equality Mortgage Corporation as of March 31, 1998 and 1997 and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Equality Mortgage Corporation as of March 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                  /s/ Rubin, Brown, Gornstein & Co. LLP

St. Louis, Missouri
April 20, 1998